Exhibit 10.1
STOCK REDEMPTION AGREEMENT
(Brenton W. Hatch)
THIS STOCK REDEMPTION AGREEMENT (this “Agreement”) is made and entered into this 7th day of May 2018, by and between Profire Energy, Inc., a Nevada corporation, and Hatch Family Holdings Company, LLC which is wholly owned Brenton W. Hatch, an individual (“Hatch”). The Corporation and Hatch are later sometimes collectively referred to in this Agreement as the “Parties.”
Background
A.The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The authorized capital stock of the Corporation consists of (i) 10,000,000 shares of preferred stock, of which, as of the date of this Agreement, no shares are issued and outstanding, and (ii) 100,000,000 shares of common stock (the “Profire Common Stock”), of which, as of the date of this Agreement 54,154,843 shares are issued and outstanding;
B.Hatch owns 12,569,953 shares of the issued and outstanding shares of the Profire Common Stock;
C.The Corporation desires to purchase and redeem from Hatch, and Hatch desires to sell to the Corporation, 638,977 shares of Profire Common Stock (the “Redemption Shares”) for the consideration and subject to the terms and conditions set forth in this Agreement; and
D.The Parties desire that their agreement concerning the redemption of the Redemption Shares by the Corporation be reduced to writing.
Agreement
NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree each with the other that the Corporation will redeem the Redemption Shares from Hatch and Hatch will sell the Redemption Shares to the Corporation all upon the terms and conditions provided for in this Agreement.
1.    Redemption and Sale of the Redemption Shares. Upon and subject to the terms and conditions of this Agreement, Hatch agrees to sell, convey, transfer, and deliver and by this Agreement does sell, convey, transfer, and deliver to the Corporation, and the Corporation agrees to purchase, redeem, and to accept delivery of and by this Agreement does purchase, redeem, and accept delivery from Hatch of the Redemption Shares, free and clear of all restrictions on sale or other disposition, liens, charges, claims, security interests, or any other encumbrances. Simultaneously with the execution and delivery of this Agreement by the

Parties. Hatch shall deliver to the Corporation the stock certificate evidencing his ownership of the Redemption Shares, duly endorsed in blank.
2.    Purchase Price. Simultaneously with the execution and delivery of this Agreement by the Parties and upon the delivery of the certificate for the Redemption Shares to the Corporation, the Corporation shall pay Hatch in immediately available funds, the sum of $1,999,998.01, which amount represents the number of Redemption Shares multiplied by the 30-day average of the closing prices for the Profire Common Stock as reported by the Nasdaq Capital Market for the 30 trading days immediately preceding May 2, 2018.
3.    Representations and Warranties of Hatch. Hatch represents and warrants to, and covenants with, the Corporation and its successors and assigns that:
(i)    Hatch owns all of the Redemption Shares, free and clear of any and all claims, liens, restrictions, security interests, charges, or encumbrances;
(ii)    the Redemption Shares are not in any way encumbered or pledged as security;
(iii)    Hatch has the full right and authority to sell, transfer, convey, and deliver the Redemption Shares to the Corporation as in this Agreement provided;
(iv)    simultaneously with the execution of this Agreement, Hatch has sold, transferred, conveyed, and delivered to the Corporation all of the Redemption Shares, free and clear of all restrictions on sale or other disposition, liens, charges, encumbrances, security interests, or claims of every kind or nature;
(v)    no entity or person has an option or right, present or future, legal or equitable, written or unwritten, to purchase or acquire from Hatch any of the Redemption Shares;
(vi)    to the best of Hatch’s knowledge, Hatch’s delivery of the Redemption Shares to the Corporation has conveyed to the Corporation good title to the Redemption Shares free and clear of all restrictions on sale or other disposition, liens, charges, encumbrances, security interests, or claims of every kind or nature;
(vii)    Hatch has the full and unlimited right to transfer the Redemption Shares as in this Agreement provided and Hatch will defend Hatch’s and the Corporation’s ownership of the Redemption Shares as described in this Agreement;
(viii)    Hatch understands that the Corporation’s purchase of the Redemption Shares will result in a taxable event for Hatch, an event as to which the Corporation has not advised Hatch;

(ix)    to the best of Hatch’s knowledge, Hatch has informed the Corporation of all obligations and liabilities that have been or may be imposed on the Corporation as a result of or in any way based on any acts or omissions to act of Hatch; and
(x)    Hatch has had the opportunity to meet with officers of the Corporation, to ask questions and receive answers concerning the Corporation, and has received all information that Hatch believes is necessary or desirable in connection with the transactions contemplated by this Agreement.
The representations, warranties, and covenants of Hatch set forth in this Agreement in general and in this Paragraph 3 in particular or in any certificates or other documents provided or executed by Hatch pursuant to this Agreement shall survive the closing of the purchase and sale of the Redemption Shares and shall continue in full force and effect.
4.    Mutual Representations and Warranties. Each party represents and warrants to, and covenants with, the other party that:
(i)    each party understands that he or it has been advised to consult with independent legal counsel with respect to the advisability of executing this Agreement; and
(ii)    each party has made such investigation of the facts pertaining to this Agreement and all matters pertaining to this Agreement as it or he deems necessary or appropriate under the circumstances; each party has read and understands all of the terms and provisions of this Agreement; each party is signing this Agreement voluntarily and of his or its own free will, without coercion or duress, intending to be legally bound thereby; and, in executing this Agreement, each party has and does not rely on any inducements, promises, or representations of the other party, other than the terms and conditions specifically set forth in this Agreement.
5.    Confidentiality. Hatch agrees that he shall maintain in the strictest confidence, and shall not, without the express, prior written consent of the Corporation, reveal, disclose, furnish, or make accessible, directly or indirectly, to any person or entity, any nonpublic information provided to Hatch by the Corporation in connection with the transactions contemplated by this Agreement.
6.    Miscellaneous.
(a)Expenses. The Parties agree that the Corporation and Hatch shall each be responsible for one-half of the legal fees charged by Stoel Rives LLP, counsel to the Corporation, in connection with the transactions contemplated by this Agreement. Any other expenses of any party to this Agreement not otherwise provided for in this Agreement, shall be paid by such party, whether or not the transactions contemplated by or in this Agreement are in fact consummated.

(b)Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first-class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with one acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first-class mail or by overnight courier, in the manner provided for in this Paragraph 6(b) and properly addressed as follows:
If to the Corporation:
Profire Energy, Inc.
321 South 1250 West, Suite 1
Lindon, UT 84042
Attention: Ryan W. Oviatt

If to Hatch:
Brenton W. Hatch
321 South 1250 West
Lindon, UT 84062

or to such other address as a party to this Agreement may indicate to the other party in the manner provided for by this Paragraph 6(b). Notices, etc. given by mail shall be deemed effective and complete four (4) business days following the date of the posting and mailing thereof in accordance with this Paragraph 6(b); notices, etc. given by overnight courier shall be deemed effective and complete upon delivery; notices by facsimile transmission shall be deemed effective upon confirmed receipt, unless receipt thereof shall be disputed in which case receipt shall be deemed effective as of the effective date of the follow-up notice called for by this Paragraph 6(b) with respect to such facsimile-transmitted notice; and notices, etc. delivered personally shall be deemed effective and complete at the time of the delivery of the notice and the obtaining of a signed receipt for the notice, unless a party shall refuse to provide a signed receipt, in which case the notice shall be effective upon the completion of personal delivery of the notice in such a way as to insure the ability to establish personal delivery.
(c)Counterparts. This Agreement may be executed by the Parties signing separate copies of this Agreement, in which event all such copies shall constitute original counterparts of this one Agreement but all of which together shall constitute one and the same agreement.
(d) Successors and Assigns. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, heirs, and legal representatives, and nothing contained in this Agreement is intended to confer any right, remedy, or benefit upon any other person. No assignment or delegation of this Agreement, or of any of the rights or obligations under this Agreement, by any party to this Agreement shall be valid without the written consent of the other party.

(e)Paragraph Headings. The paragraph headings in this Agreement are for the purpose of reference only, and shall not limit or otherwise affect any of the terms of this Agreement.
(f)Invalidity. If any part or parts of this Agreement shall be held to be null or void or otherwise unenforceable, such invalidity shall not affect the validity and enforceability of the rest of this Agreement.
(g)Incorporation of Recitals. Recitals A through D are incorporated by reference into this Agreement.
(h)Additional Documents. The Parties shall execute any additional documents that may be necessary or desirable to carry out the intent of this Agreement.
(i)Attorneys’ Fees. Should any party default in any of the covenants contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or non-prevailing party shall pay all costs and expenses, including reasonable attorneys’ fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.
(j)Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws. Whenever the context requires, the singular shall include the plural and the plural shall include the singular, the whole shall include any part thereof, and any gender shall include all other genders. Time is of the essence and performance of this Agreement.
(k)Nonwaiver. No failure by any party to take action on account of any default, whether in a single instance or repeatedly, shall constitute a waiver of any such default or of the performance required under this Agreement. No express waiver by any party of any provision of or performance under this Agreement or of any default shall be construed as a waiver of any other or future provision, performance, or default. Any waiver to be effective must be in writing and signed by an appropriate officer of the Corporation or by Hatch, as the case may be.
(l)Entire Agreement-Modification. This Agreement supersedes all prior agreements or understandings of the Parties on the subject matter of this Agreement. Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject matter of this Agreement shall be deemed to be merged into this Agreement and to the extent inconsistent with this Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement.
This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications of this Agreement shall be in writing and be signed by all of the Parties. The provisions of this Paragraph 6(l) may not be modified, either orally or by conduct, either expressly or impliedly, and it is the declared intention of the Parties that no provision of this Agreement, including this Paragraph 6(l), shall be in any way modifiable in any manner whatsoever except through a written document signed by all of the Parties.
(m)     Stoel Rives LLP.  Brenton W. Hatch acknowledges and agrees that the terms of this Agreement have been completely read and fully understood and voluntarily accepted after having a reasonable opportunity to retain and confer with legal counsel. This Agreement is entered into after a full investigation by the parties. Brenton W. Hatch acknowledges Stoel Rives LLP has prepared this Agreement at the request of the Company in its role as counsel to the Company and does not represent Brenton W. Hatch in respect of this Agreement to the transaction contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Profire Energy, Inc. has caused this Agreement to be signed on its behalf and Brenton W. Hatch has signed this Agreement on the date indicated in the first paragraph of this Agreement.

PROFIRE ENERGY, INC.,
a Nevada corporation

By: /s/ Ryan W. Oviatt________________
Ryan W. Oviatt
Chief Financial Officer

By: /s/ Brenton W. Hatch______________
Brenton W. Hatch

[Signature Page to Stock Redemption Agreement]